EXHIBIT 10.21.2

AMENDMENT 1 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT 1 (“Amendment”) dated as of the 12 day of April, 2004 to the Employment Agreement (“Agreement”) by and between HEALTHSOUTH CORPORATION, a Delaware corporation (the “Corporation”), and DIANE L. MUNSON, an individual resident of Massachusetts (the “Executive”) dated as of March 15, 2004.

WITNESSETH:

WHEREAS, the parties desire to amend the Agreement to provide for the Company’s payment of the tax withholding associated with certain nondeductible expenses as provided herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

2.	Section 3(d) of the Agreement is hereby amended by adding the following to the end thereof:

“Most relocation expenses are classified as taxable income under applicable sections of the Internal Revenue Code. The Corporation will “gross-up” reimbursements for relocation expenses that are not considered tax deductible to cover withholdings for such expenses at applicable rates.”

3.	This Amendment may be executed in two or more counterparts each of which shall constitute one and the same instrument.

4.	This Amendment shall be governed by the laws of the State of Alabama.

5.	This Amendment may not be amended except in writing, signed by the parties hereto.

6.	This Amendment, together with the Agreement, contains the entire agreement and understanding of the parties hereto with respect to the matters covered hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HEALTHSOUTH CORPORATION

By:	/s/ Gregory L. Doody
Name:	Gregory L. Doody
Title:	EVP, General Counsel Secretary

EXECUTIVE:

/s/ Diane L. Munson
DIANE L. MUNSON